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                                                             EXHIBIT 23.5

                    SMITH CAPITAL, INC.
                    200 HARGETT COURT
               CHARLOTTE, NORTH CAROLINA 28211



TEL: 704 362 1563                            FAX: 704 364 3451

The Board of Directors
FirstSouth Bank
P.O. Drawer 2957
Burlington, North Carolina 27216

September 4, 1996

Gentlemen:

We have delivered a fairness opinion to you as of September 4, 1996, in connection with the merger of FirstSouth Bank and Centura Bank and Centura Banks, Inc. We hereby consent to the inclusion of the opinion and the references to it in the Pre Effective Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-8503).

                                          Very truly yours,


                                          Smith Capital, Inc.

                                          (Signature of Smith Capital, Inc.)